UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) April 13, 2010

MERITAGE HOMES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Maryland	1-9977	86-0611231

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17851 N. 85th Street, Suite 300, Scottsdale, Arizona	85255

(Address of Principal Executive Offices)	(Zip Code)
(480) 515-8100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On April 13, 2010, Meritage Homes Corporation, a Maryland corporation (the “Company”), completed an offering of $200,000,000 aggregate principal amount of 7.15% Senior Notes due 2020 (the “Notes”) that are guaranteed (the “Guarantees,” and collectively with the Notes, the “Securities”) by all of the Company’s subsidiaries (the “Guarantors”). The Securities were offered to investors in a private placement in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Securities have not been registered under the Securities Act or any state securities laws and may not be sold except in a transaction registered under, or exempt from, the registration provisions of the Securities Act and applicable state securities laws.
     The Securities were issued pursuant to an Indenture dated April 13, 2010 among the Company, the Guarantors and HSBC Bank USA, National Association, as trustee (the “Indenture”). The material terms of the Notes and the Indenture are described below.
     The Notes are the general unsecured obligations of the Company. The Notes will rank senior in right to all future obligations of the Company that are, by their terms, expressly subordinated in right of payment to the Notes and pari passu in right of payment with all existing and future unsecured obligations of the Company that are not so subordinated. The Notes bear interest at 7.15% per annum, payable on April 15 and October 15 of each year, commencing on October 15, 2010. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.
     The Company may redeem the Notes in whole at any time or in part from time to time, on at least 30 but not more than 60 days’ prior written notice, at a redemption price equal to the greater of (i) 100% of the principal amount of the notes being redeemed, or (ii) the sum of the present values of the remaining scheduled payments on the Notes being redeemed, discounted to the date of redemption (on a semiannual basis) at a discount rate equal to the rate payable with respect to comparable treasury securities plus 0.50%. The Company will also pay accrued interest on the Notes being redeemed to the redemption date.
     The terms of the Indenture, among other things, generally limit, subject to exceptions, the ability of the Company and certain of its subsidiaries to (i) incur secured indebtedness and (ii) enter into certain sale and leaseback transactions.
     The Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others: nonpayment of principal or interest; breach of covenants or other agreements in the Indenture; defaults under certain other indebtedness; and certain events of bankruptcy or insolvency. Generally, if an event of default occurs and is continuing under the Indenture, the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal of, premium, of any, and accrued interest on all the Notes immediately due and payable. In addition, in the event there is both (i) a change in control and (ii) a ratings decline by either Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc., the Company will be required to commence and consummate an offer to purchase all Notes then outstanding at a price equal to 101% of their principal amount, plus accrued interest (if any) to the date of repurchase.

     The foregoing description of the Notes and the Indenture is only a summary and is qualified in its entirety by reference to the full text of the Indenture, including the form of note, which is attached to this Current Report on Form 8-K as Exhibit 4.1 and is hereby incorporated be reference herein.
     In connection with the sale of the Notes, the Company and the Guarantors entered into a Registration Rights Agreement dated as of April 13, 2010 (the “Registration Rights Agreement”), with Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. Pursuant to the Registration Rights Agreement, the Company will use its reasonable best efforts to register with the Securities and Exchange Commission exchange notes (“Exchange Notes”), which will have substantially identical terms as the Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions), so the Company can offer to exchange freely tradable Exchange Notes for the Notes.
     The foregoing description of the Registration Rights Agreement is only a summary and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is hereby incorporated be reference herein.
     On April 13, 2010, the Company issued a press release announcing the closing of the offering of Notes described above. A copy of this press release is attached as Exhibit 99.1.
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
     The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.
ITEM 8.01 OTHER EVENTS
     On April 13, 2010, the Company delivered a notice of redemption (the “Notice”) to the holders of the Company’s 7% Senior Notes due 2014 (the “2014 Notes”). The Notice provides for the Company’s redemption, pursuant to the terms of the indenture relating to the 2014 Notes, of all $130,000,000 of outstanding principal amount of the 2014 Notes on May 13, 2010 (the “Redemption Date”) at a redemption price equal to 102.333% of the principal amount of each outstanding note plus $2.33 per $1,000 of outstanding principal amount in accrued and unpaid interest to the Redemption Date. As previously disclosed, on April 6, 2010, the Company commenced a cash tender offer to purchase all of the 2014 Notes, which tender offer will expire on May 3, 2010. Any and all 2014 Notes still outstanding following the expiration of the tender offer will be redeemed in accordance with the Notice.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibits

4.1	Indenture for 7.15% Senior Notes due 2020, and Form of Note

10.1	Registration Rights Agreement relating to 7.15% Senior Notes due 2020

99.1	Press Release dated April 13, 2010, announcing the closing of a private offering of $200 million of senior unsecured notes

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 14, 2010

MERITAGE HOMES CORPORATION
By:	/s/ Larry W. Seay
Larry W. Seay
Executive Vice President and Chief Financial Officer

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